Exhibit 10.12

SECOND AMENDED RESTRICTED STOCK GRANT AGREEMENT

THIS SECOND AMENDED RESTRICTED STOCK GRANT AGREEMENT (the “Second Amended Agreement”) is made as of this 12 day of July 2005, between RASER TECHNOLOGIES, INC. (“Company”) and JOHN RITTER, (“Employee”).

RECITALS

WHEREAS, Company and Employee entered into a certain Restricted Stock Grant Agreement on February 23, 2004 (the “Agreement”), and an Amended Stock Grant Agreement on April 29, 2005 (the “Amended Agreement”) and the parties now desire to mutually amend the Amended Agreement as set forth below;

WHEREAS, the Amended Agreement provides that shares to be issued on May 1, 2005 set forth in the Agreement be deferred until July 14, 2005; and

WHEREAS, Employee desires to further delay the July 14, 2005 issuance to July 29, 2005;

NOW, THEREFORE, in view of the foregoing recitals which are incorporated as a part of this Amended Agreement, and in consideration of the terms and conditions of this Amended Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Paragraph 2 of the Amended Agreement is amended to delay vesting of 62,500 shares from July 14, 2005 until August 1, 2005.

2.	All other provisions of the Agreement and Amended Agreement shall remain in full force and effect. To the extent any provisions of the Agreement or Amended Agreement conflict with the provisions of this Second Amended Agreement, this Second Amended Agreement shall govern.

IN WITNESS WHEREOF, Company and Employee have executed this Second Amended Agreement effective as of the date first set forth above.

COMPANY:		EMPLOYEE:

RASER TECHNOLOGIES, INC.

By	/s/ Brent M. Cook	By	/s/ John C. Ritter

Its:	Chief Executive Officer	John Ritter